Exhibit 1.1

Execution Version

The Clorox Company

$550,000,000 4.700% Senior Notes due 2031

$400,000,000 4.950% Senior Notes due 2033

$550,000,000 5.250% Senior Notes due 2036

Underwriting Agreement

May 6, 2026

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Citigroup Global Markets Inc.

388 Greenwich Street
New York, New York 10013

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

The Clorox Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) (i) an aggregate of $550,000,000 principal amount of its 4.700% Senior Notes due 2031 (the “2031 Notes”), (ii) an aggregate of $400,000,000 principal amount of its 4.950% Senior Notes due 2033 (the “2033 Notes”) and (iii) an aggregate of $550,000,000 principal amount of its 5.250% Senior Notes due 2036 (the “2036 Notes”, and taken together with the 2031 Notes and the 2033 Notes, the “Securities”).

The Securities will be issued pursuant to an indenture, dated as of May 11, 2022 (as may be supplemented from time to time, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to an officers’ certificate pursuant to such Indenture to be dated as of the Time of Delivery (as defined below). The Securities will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”).

1.
The Company represents and warrants to, and agrees with, each of the Underwriters that:
(a)
An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-295479) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the

Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, except information contained in such documents that is superseded by a later filed incorporated document, as of the date of such prospectus or Registration Statement; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”;
(b)
No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (collectively, the “Representatives”), as representatives of the several Underwriters named in Schedule I hereto, expressly for use therein;
(c)
For the purposes of this Agreement, the “Applicable Time” is 3:20 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus as of the Applicable Time as supplemented by the final term sheet prepared and filed as an Issuer Free Writing Prospectus pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that these representations and warranties shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)
The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that these representations and warranties shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;
(e)
The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date and as of the Time of Delivery as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
(f)
The Company and its subsidiaries, considered as one enterprise, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Pricing Disclosure Package, there has not been any change in the capital stock of the Company or the consolidated long term debt of the Company and its subsidiaries or any material adverse change in the financial condition, business prospects, results of operations, earnings or business of the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus;
(g)
The Company and its subsidiaries, considered as one enterprise, have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and the Prospectus and except where the failure to have such good and marketable title could not reasonably be expected to have a material adverse effect on the financial condition, business prospects, results of operations, earnings or business of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and could not reasonably be expected to have a Material Adverse Effect;
(h)
Each of the Company and each of its Significant Subsidiaries (as defined below) has been duly incorporated and is validly existing as a corporation (or other relevant organizational form) in good standing under the laws of the jurisdiction in which it is chartered or organized with full organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation (or other relevant organizational form) and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. As used herein, “Significant Subsidiary” means any subsidiary of the Company that is a significant subsidiary as defined in Rule 1-02(w) of the Commission’s Regulation S-X. As of March 31, 2026, the Company’s only Significant Subsidiaries are: (i) The Clorox Sales Company and (ii) Burt’s Bees Products Company;
(i)
The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Pricing Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;
(j)
The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law), and will be entitled to the benefits provided by the Indenture, under which they are to be issued, which is filed as an exhibit to the Registration Statement; the Indenture has been duly authorized, and executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law); and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;
(k)
This Agreement has been duly authorized, executed and delivered by the Company;
(l)
Neither the issue and sale of the Securities nor the consummation of any of the other transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the certificate of incorporation or bylaws (or similar organizational document), in each case as amended, of the Company or any of its Significant Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, other than, in the case of clauses (ii) and (iii), conflicts, breaches, violations or liens (considered in the aggregate) which could not reasonably be expected to have a Material Adverse Effect;
(m)
No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
(n)
(A) Neither the Company nor any Significant Subsidiary is in violation or default of any provision of its certificate of incorporation or bylaws (or similar organizational document), in each case as amended, and (B) neither the Company nor any subsidiary is in violation or default of (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than, in the case of clause (B) above, any violations or defaults (considered in the aggregate) that could not reasonably be expected to have a Material Adverse Effect. Schedule III hereto lists each indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument with respect to which a default by the Company could reasonably be expected to have a Material Adverse Effect;
(o)
The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Debt Securities” and “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Material United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;
(p)
No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Prospectus;
(q)
The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;
(r)
(A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by a post-effective amendment, an incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or a form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;
(s)
Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting, are an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;
(t)
The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
(u)
Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(v)
The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that the information required to be disclosed by the Company in reports filed under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and (ii) accumulated and communicated to management, including the chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding disclosure; and such disclosure controls and procedures are effective;

(w)
The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive, or comply with, required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Prospectus. The Company has disclosed in the Pricing Disclosure Package and the Prospectus all such actions where it or any of its subsidiaries has been named as a “potentially responsible party,” except where such actions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(x)
The Company and its subsidiaries, considered as one enterprise, own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) except where such failure to so own, possess, license or have other rights to use such Intellectual Property could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth or contemplated in the Pricing Disclosure Package. With respect to the Intellectual Property, (a) neither the Company nor any of its subsidiaries has received written notice of infringement or misappropriation of or conflict with asserted rights of others with respect to any Intellectual Property, except as set forth or contemplated in the Pricing Disclosure Package and the Prospectus and (b) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, or any facts which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any such subsidiary therein, and which infringement, misappropriation or conflict or invalidity or inadequacy, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, except as set forth or contemplated in the Pricing Disclosure Package;
(y)
Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate (as such term is defined in Rule 501(b) under the Act (“Affiliate”), of the Company or any of its subsidiaries is aware of or has, while acting on behalf of the Company or any of its subsidiaries, (i) used any funds for any unlawful contribution, gift, entertainment or any other unlawful expense relating to a political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with all applicable anti-bribery and anti-corruption laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of any applicable anti-bribery or anti-corruption laws;
(z)
The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all of the jurisdictions in which the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(aa)
Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to or the target of any sanctions administered by the United States government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce (including, without limitation, the designation as a “specially designated national” or “blocked person”)), the United Nations Security Council (“UNSC”), the European Union, a member state of the European Union, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority (collectively, “Sanctions”), nor is controlled by an individual or entity that is currently subject to Sanctions, including, without limitation, any individual or entity that is located, organized or resident in the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, Crimea region of Ukraine or any other Covered Region of Ukraine identified pursuant to Executive Order 14065 of the United States, Cuba, Iran, Russia, Syria (prior to July 1, 2025) or North Korea (each, a “Sanctioned Country” or “Sanctioned Region”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions; (ii) to fund or facilitate any activities or business in any Sanctioned Country or Sanctioned Region; or (iii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as an underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country or Sanctioned Region, in each case except to the extent authorized pursuant to applicable Sanctions;
(bb)
Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company does not have any material lending or other relationship with the Underwriters or any lending Affiliate of any Underwriter;
(cc)
The financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of earnings, comprehensive income, stockholders’ equity and cash flows for the periods specified; said financial statements comply as to form in all material respects with the accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) in all material respects applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The supporting schedules, if any, present fairly in all material respects the information required to be stated therein and in accordance with GAAP, except as may be expressly stated in the related notes thereto. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus pursuant to Article 11 of Regulation S-X or Rule 3-05 of Regulation S-X as such regulations apply to the Company as set forth in Form S-3. All disclosures contained in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act in all material respects, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects; and
(dd)
(i) Except as disclosed in the Pricing Disclosure Package and the Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.
2.
Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of (i) 99.395% of the principal amount of the 2031 Notes, (ii) 99.222% of the principal amount of the 2033 Notes and (iii) 99.349% of the principal amount of the 2036 Notes, in each case plus accrued interest, if any, from May 11, 2026 to the Time of Delivery hereunder, the principal amount of the 2031 Notes, 2033 Notes and 2036 Notes, respectively, set forth opposite the name of such Underwriter in Schedule I hereto.
3.
Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.
4.
(a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form, which will be deposited by or on behalf of the Company with DTC or its designated custodian. The Company will deliver (i) the 2031 Notes and the 2033 Notes to Citigroup Global Markets Inc. and (ii) the 2036 Notes to Wells Fargo Securities, LLC, in each case, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Citigroup Global Markets Inc., as it relates to the 2031 Notes and the 2033 Notes, and Wells Fargo Securities, LLC, as it relates to the 2036 Notes, at least forty‑eight hours in advance, by causing DTC to credit the Securities to the account of Citigroup Global Markets Inc., as it relates to the 2031 Notes and the 2033 Notes, and Wells Fargo Securities, LLC, as it relates to the 2036 Notes, at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on May 11, 2026 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”
(b)
The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(i) hereof, will be delivered at the offices of Cooley LLP, 500 Boylston Street, 14th Floor, Boston, MA 02116-3736 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4 and Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
5.
The Company agrees with each of the Underwriters:
(a)
To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus (other than required periodic reports so long as such report does not directly relate to the offering of the Securities) prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the terms of the Securities, in a form approved by you, and to file such final term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);
(b)
If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus (other than required periodic reports so long as such report does not directly relate to the offering of the Securities) which shall be disapproved by you promptly after reasonable notice thereof;
(c)
If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;
(d)
Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
(e)
Prior to 4:00 p.m., New York City time, on the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish the Underwriters with electronic copies of the Prospectus in New York City, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act (other than required periodic reports so long as such report does not directly relate to the offering of the Securities) or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities electronic copies of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter electronic copies of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(f)
To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
(g)
During the period beginning with the date hereof and continuing to and including the earlier of the Time of Delivery and such time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder of, any securities of the Company that are substantially similar to the Securities;
(h)
[Reserved];
(i)
To cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC;
(j)
To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and
(k)
To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds.”
6.
(a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;
(ii)
each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and
(iii)
any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;
(b)
The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
(c)
The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.
The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 9, 10 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
8.
The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
(a)
The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
(b)
Cooley LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(c)
Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to you;
(d)
On the date of the Prospectus concurrently with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating, as of the respective date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus or Pricing Disclosure Package, as the case may be, as of a date not more than three business days prior to the date of such letter), their conclusion and findings with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings;
(e)
(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of this Agreement any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;
(f)
On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;
(g)
On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;
(h)
The Company shall have complied with the provisions of Section 5(a) hereof with respect to the furnishing of prospectuses on the second New York Business Day succeeding the date of this Agreement; and
(i)
The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (f) of this Section 8 and as to such other matters as you may reasonably request.
9.
(a) The Company will indemnify and hold harmless each Underwriter, including its Affiliates, its selling agents, and each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any

Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.
(b)
Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
(c)
Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any final judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or final judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)
If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
(e)
The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.
10.
(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
(b)
If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased is ten percent or less of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)
If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds ten percent of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.
The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.
12.
If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
13.
In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: (646) 291-1469; J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Investment Grade Syndicate Desk, Fax: (212) 834-6081; and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.
This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
15.
Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
16.
The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
17.
In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.
This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
19.
This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
20.
The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
21.
This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method of any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
22.
Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

The Clorox Company

By:	/s/ Michael Iracondo
	Name:	Michael Iracondo
	Title:	Vice President – Treasurer

By:	/s/ Angela C. Hilt
	Name:	Angela C. Hilt
	Title:	Executive Vice President – Chief Legal and External Affairs Officer and Corporate Secretary

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

WELLS FARGO SECURITIES, LLC

For themselves and as representatives of the several

Underwriters named in Schedule I hereto.

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Saee Athalye
Name:	Saee Athalye
Title:	Vice President

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Managing Director

[Signature Page to the Underwriting Agreement]

Schedule I

Underwriter	Principal Amount of 2031 Notes to be Purchased	Principal Amount of 2033 Notes to be Purchased	Principal Amount of 2036 Notes to be Purchased
Citigroup Global Markets Inc.	$94,875,000	$69,000,000	$94,875,000
J.P. Morgan Securities LLC	$94,875,000	$69,000,000	$94,875,000
Wells Fargo Securities, LLC	$94,875,000	$69,000,000	$94,875,000
Goldman Sachs & Co. LLC	$66,000,000	$48,000,000	$66,000,000
Morgan Stanley & Co. LLC	$66,000,000	$48,000,000	$66,000,000
RBC Capital Markets, LLC	$34,375,000	$25,000,000	$34,375,000
Scotia Capital (USA) Inc.	$34,375,000	$25,000,000	$34,375,000
U.S. Bancorp Investments, Inc.	$34,375,000	$25,000,000	$34,375,000
BMO Capital Markets Corp.	$12,375,000	$9,000,000	$12,375,000
Loop Capital Markets LLC	$12,375,000	$9,000,000	$12,375,000
Goodbody Stockbrokers UC	$5,500,000	$4,000,000	$5,500,000
Total	$550,000,000	$400,000,000	$550,000,000

Sch. I

Schedule II

(a) Issuer Free Writing Prospectuses:

•
Final Term Sheet dated May 6, 2026
•
Electronic Roadshow Presentation dated May 6, 2026

(b) None.

Sch. II

Schedule III

Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument with respect to which a default by the Company could reasonably be expected to have a Material Adverse Effect:

•
Indenture, dated as of October 9, 2007, by and between the Company and The Bank of New York Trust Company, N.A. (“BNYM”), as trustee, as supplemented by the First Supplemental Indenture, dated as of November 9, 2009 among the Company, BNYM and Wells Fargo Bank, National Association, a national banking association (“Wells Fargo Bank”), as trustee, the Second Supplemental Indenture, dated as of November 9, 2009 between the Company and Wells Fargo Bank, as trustee, the Third Supplemental Indenture, dated as of November 17, 2011, between the Company and Wells Fargo Bank, as trustee, the Fourth Supplemental Indenture, dated as of September 13, 2012, between the Company and Wells Fargo Bank, as trustee, the Fifth Supplemental Indenture, dated as of December 9, 2014, between the Company and Wells Fargo Bank, as trustee, the Sixth Supplemental Indenture, dated as of September 28, 2017, between the Company and Wells Fargo Bank, as trustee, the Seventh Supplemental Indenture, dated as of May 9, 2018, between the Company and Wells Fargo Bank, as trustee, and the Eighth Supplemental Indenture, dated as of May 8, 2020, between the Company and Wells Fargo Bank, as trustee
•
Credit Agreement, dated as of March 25, 2025, among The Clorox Company, the lenders listed therein, JPMorgan Chase Bank, N.A., Citibank, N.A., and Wells Fargo Bank, National Association, as Administrative Agents, and JPMorgan Chase Bank, N.A., as Servicing Agent
•
Indenture, dated as of May 11, 2022, between the Company and U.S. Bank Trust Company, National Association, as trustee
•
3.10% Senior Notes due 2027
•
3.90% Senior Notes due 2028
•
4.40% Senior Note due 2029
•
1.80% Senior Notes due 2030
•
4.60% Senior Note due 2032
•
364-Day Revolving Credit Agreement, dated as of March 6, 2026, among The Clorox Company, the lenders listed therein, JPMorgan Chase Bank, N.A., Citibank, N.A., and Wells Fargo Bank, National Association, as Administrative Agents, and JPMorgan Chase Bank, N.A., as Servicing Agent
•
Term Credit Agreement, dated as of March 6, 2026, among The Clorox Company, the lenders listed therein, JPMorgan Chase Bank, N.A., Citibank, N.A., and Wells Fargo Bank, National Association, as Administrative Agents, and JPMorgan Chase Bank, N.A., as Servicing Agent

Sch. III